CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-6 (File No. 33-37442) ("the Registration Statemenet") of our report dated December 9, 2003, relating to the financial statements of Templeton Capital Accumulation Plans I for the Accumulation of Shares of Templeton Capital Accumulator Fund and our report dated November 17, 2003 relating to the financial statements of Franklin/Templeton Distributors, Inc. and Subsidiaries which appears in such Registration Statements.

/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 29, 2003